As filed with the Securities and Exchange Commission on April 5, 2011

                                                     Registration No. 333-171892
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 CONEX MD, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                               8744                        26-1574051
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                                  33 Herzel St.
                                    Ra'anana
                                  Israel 43353
                             Tel: +972 (57) 946-1249
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Dr. Ely Steinberg
                      President and Chief Executive Officer
                                 Conex MD, Inc.
                                  33 Herzel St.
                                    Ra'anana
                                  Israel 43353
                               +972 (57) 946-1249
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              Thomas E. Puzzo, Esq.
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                          Telephone No.: (206) 522-2256
                          Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
  Title of Each                             Proposed Maximum      Proposed Maximum        Amount of
Class of Securities       Amount to be       Offering Price      Aggregate Offering     Registration
 to be Registered        Registered (1)        per Share               Price                 Fee
------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.0001 per share        3,475,500 (2)         $0.10 (3)              $347,550              $40.35
------------------------------------------------------------------------------------------------------
TOTAL                    3,475,500             $  --                  $347,550              $40.35
======================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling stockholders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 5, 2011


                                 CONEX MD, INC.

                        3,475,500 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling stockholders of Conex MD, Inc. of up to 3,475,500 shares of common stock held by selling stockholders of Conex MD, Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.


The selling stockholders will be offering our shares of common stock at a fixed price of $0.03 per share for the duration of this offering, which will terminate 16 months from the effective date of this prospectus. Each of the selling stockholders is an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act"). The anticipated net proceeds to the selling stockholders is $347,550, based on the fixed price of $0.03 per share.


There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, pursuant to a valid exemption from registration, or by meeting the conditions of Rule 144(i).

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY US WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                THE DATE OF THIS PROSPECTUS IS __________, 2011.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                             3
Risk Factors                                                                   6
Risk Factors Relating to Our Company                                           6
Risk Factors Relating to Our Common Stock                                     10
Use of Proceeds                                                               12
Determination of Offering Price                                               12
Selling stockholders                                                          12
Plan of Distribution                                                          15
Description of Business                                                       18
Our Executive Offices                                                         21
Legal Proceedings                                                             21
Market for Common Equity and Related Stockholder Matters                      21
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                        21
Directors, Executive Officers, Promoters and Control Persons                  25
Executive Compensation                                                        27
Security Ownership of Certain Beneficial Owners and Management                28
Certain Relationships and Related Transactions                                28
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                              28
Where You Can Find More Information                                           29
Changes In and Disagreements with Accountants on Accounting and
 Financial Disclosure                                                         29
Financial Statements                                                         F-1

Until ___ ______, 2011 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                               PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Conex MD" refer to Conex MD, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Conex MD, Inc. was incorporated on December 13, 2007, under the laws of the State of Nevada. We are seeking to become a reporting issuer under the Securities Exchange Act of 1934, as amended, because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

We are a development stage company formed for the purposes of provider of specialized healthcare staffing to small and medium sized businesses. We recruit healthcare professionals on assignments of varied duration and in permanent positions with clients in the United States.

We raised an aggregate of $69,510 through private placements of our securities. Proceeds from these placements were used for working capital.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending an additional $33,050 on legal, accounting and filing fees over the next 12 months, including fees payable in connection with the filing of this registration statement, complying with reporting obligations. We may not raise sufficient funds to finance the anticipated services to meet out reporting obligations with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Our business offices are currently located at 33 Herzel St. Ra'anana Israel
43353.

From inception until the date of this filing, we have not yet begun operations of our recruitment services. From our inception on December 13, 2007 to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. Between February 2009 and June 2010, we were focused primarily on raising capital to execute our business plan, and on July 1, 2010 we closed a private placement of our common stock pursuant to which we sold 3,475,500 shares of our common stock for total proceeds of $69,510.

We have two directors, Dr. Ely Steinberg and Dr. Jacob Bar-Ilan. Both Dr. Steinberg and Dr. Bar-Ilan reside in Israel. Though our officers and directors are practicing, licensed physicians, none of our officers or directors has any prior experience with owning or operating a medical staffing business. Additionally, none of our officer or directors has a college or university degree, or other educational background, in medical staffing or management. More specifically, each of our officers and directors lack technical training and experience with exploring for, starting, and/or operating a medical staffing business.

We are registering the 3,475,500 shares of common stock held by selling stockholders pursuant to verbal representations to such stockholders that the Company would use its best efforts to register such shares for resale.

We are a development stage company that has had limited operations to date. From December 13, 2007 (date of inception) to December 31, 2010, we have incurred accumulated net losses of $11,432. As of December 31, 2010, we had $58,579 in current assets and no current liabilities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2010. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

Securities offered:             The selling stockholders are offering hereby up
                                to 3,475,500 shares of common stock.


Offering price:                 The selling stockholders will offer and sell
                                their shares of common stock at a fixed price of $0.03 for the duration of this offering, which will terminate 16 months from the effective date of this prospectus


Shares outstanding
prior to offering:              8,475,000

Shares outstanding
after offering:                 8,475,000

Market for the common shares:   There is no public market for our shares. Our
                                common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry
                                Regulatory Authority ("FINRA") for our common stock to eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

                                There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:                We will not receive any proceeds from the sale
                                of shares by the selling stockholders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from December 13, 2007 (Inception) to December 31, 2010. Our working capital as at January 21, 2011 was $58,579.

                                                       December 31, 2010 ($)
                                                       ---------------------
Financial Summary
  Cash and Deposits                                           58,579
  Total Assets                                                58,579
  Total Liabilities                                                0
  Total Stockholder's Equity                                  58,579

                                                        Accumulated From
                                                December 13, 2007 (Inception) to
                                                       December 31, 2010 ($)
                                                       ---------------------
Statement of Operations
  Total Expenses                                              11,432
  Net Loss for the Period                                     11,432
  Net Loss per Share                                              --

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the year ended December 31, 2010 were prepared assuming that we will continue our operations as a going concern. We were incorporated on December 13, 2007 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

We anticipate that our current cash of $58,579 will be sufficient to operate our business for 12 months. Subsequent activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for development stage companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL HEALTH CARE STAFFING OPERATIONS. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on December 13, 2007 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful development activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a development stage company. Development stage companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, pursuant to a valid exemption from registration (such as Section 4(1), which is commonly used by non-affiliates of an issuer), or by meeting the conditions of Rule 144(i). Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultant under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, a holder of our securities, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

THE COSTS OF ATTRACTING AND RETAINING QUALIFIED NURSES AND OTHER HEALTHCARE PERSONNEL MAY RISE MORE THAN WE ANTICIPATE.

If we are able to retain clients, we will compete with other healthcare staffing companies for qualified nurses and other healthcare personnel. Competition for these qualified employees is intense. Our potential competitors may have higher hourly wages that we do or provide other benefits that we do not. If we do not able to offer wages high enough to compete in our industry, we could face difficulties attracting and retaining qualified healthcare personnel. In addition, if we have clients, and if we raise wages in response to our competitors, wage increases and are unable to pass such cost increases on to our clients, our potential margins could decline.

DECREASES IN PATIENT OCCUPANCY AT OUR POTENTIAL CLIENTS' FACILITIES MAY ADVERSELY AFFECT THE PROFITABILITY OF OUR BUSINESS.

We anticipate that demand for temporary healthcare staffing services is significantly affected by the general level of patient occupancy at clients' facilities. When a hospital's occupancy increases, temporary employees are often added before full-time employees are hired. As occupancy decreases, clients may reduce their use of temporary employees before undertaking layoffs of their regular employees. We also may experience more competitive pricing pressure during periods of occupancy downturn. In addition, if a trend emerges toward providing healthcare in alternative settings, as opposed to acute care hospitals, occupancy at our clients' facilities could decline. This reduction in occupancy could adversely affect the demand for our services and our profitability.

IF REGULATIONS THAT APPLY TO US CHANGE, WE MAY FACE INCREASED COSTS THAT REDUCE OUR REVENUE AND PROFITABILITY.

The temporary healthcare staffing industry is regulated in many states. In some states, firms such as our company must be registered to establish and advertise as a nurse staffing agency or must qualify for an exemption from registration in those states. If we are unable to obtain any required state licenses, we could be required to cease operating in those states. The introduction of new regulatory provisions could substantially raise the costs associated with hiring temporary employees. For example, some states could impose sales taxes or increase sales tax rates on temporary healthcare staffing services. These increased costs may not be able to be passed on to clients without a decrease in demand for temporary employees. In addition, if government regulations were implemented that limited the amounts we could charge for our services, our profitability could be adversely affected.

FUTURE CHANGES IN REIMBURSEMENT TRENDS COULD HAMPER OUR ANTICIPATED CLIENTS' ABILITY TO PAY US.

If we are able to retain clients, we anticipate that many of our prospective clients will be reimbursed under the federal Medicare program and state Medicaid programs for the services they provide. In recent years, federal and state governments have made significant changes in these programs that have reduced reimbursement rates. In addition, insurance companies and managed care organizations seek to control costs by requiring that healthcare providers, such as hospitals, discount their services in exchange for exclusive or preferred participation in their benefit plans. Future federal and state legislation or evolving commercial reimbursement trends may further reduce, or change conditions for, our clients' reimbursement. Limitations on reimbursement could reduce our potential clients' cash flows, hampering their ability to pay us.

SIGNIFICANT LEGAL ACTIONS COULD SUBJECT US TO SUBSTANTIAL UNINSURED LIABILITIES.

We do not maintain any insurance coverage. In recent years, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large claims and significant defense costs. In addition, we may be subject to claims related to torts or crimes committed by our prospective employees or temporary staffing personnel. In some instances, we will be required to indemnify clients against some or all of these risks. A failure of any of our employees or personnel to observe our prospective policies and guidelines intended to reduce these risks, relevant client policies and guidelines or applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages. To protect ourselves from the cost of these claims, we will have to maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe are appropriate for our operations. However, our future insurance coverage, if any, may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage, if any, we may be exposed to substantial liabilities.

OUR INSIDERS BENEFICIALLY OWN A MAJORITY OF OUR STOCK, AND ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, OUR BUSINESS AND MANAGEMENT.

Our two officers and directors beneficially own 5,000,000 shares of our common stock in the aggregate, or 59% of our issued and outstanding shares of common stock. As a result, our officer and directors will have significant influence to:

     *    Elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

CURRENT MANAGEMENT'S LACK OF EXPERIENCE IN AND/OR WITH TEMPORARY HEALTHCARE STAFFING MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

While both of our officers and directors are practicing physicians, our two officers and directors do not have any prior experience with or have ever been employed in the healthcare staffing industry. Additionally, our two officers and directors have no college or university degree, or other educational background, in healthcare staffing or in a field related to employment staffing services. More specifically, our two officers and directors lack technical training and experience with and/or operating a healthcare staffing company. With no direct training or experience in these areas, our officers and directors may not be fully aware of many of the specific requirements related to healthcare staffing, let alone the overall employment staffing industry as a whole. For example, our officer's and director's decisions and choices may fail to take into account standard organizational and other managerial approaches healthcare staffing companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers' and directors' future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a healthcare staffing business with customers, such business will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite healthcare staffing experience and know-how that we currently lack.

CURRENT MANAGEMENT'S LACK OF EXPERIENCE IN AND/OR WITH OPERATING A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR A PUBLIC COMPANY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Our officers and directors do not have any prior experience with running or operating a public company. With no direct training or experience in this area, our officers and directors may not be fully aware of many of the specific requirements related to running a public company. For example, our officers' and directors' decisions and choices may fail to take into account standard accounting and other managerial approaches public companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director's future possible mistakes, lack of sophistication, judgment or experience in running and operating a public company.

IF THE SELLING STOCKHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling stockholders are offering up to 3,475,500 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 41% of the common shares outstanding as of the date of this prospectus.

WE OPERATE OUR BUSINESS AND MAINTAIN OUR BANK ACCOUNTS IN ISRAEL, A NON-UNITED STATES JURISDICTION, WHICH MEANS THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR STOCKHOLDERS TO ENFORCE A JUDGMENT OBTAINED IN THE UNITED STATES AGAINST THE COMPANY TO OBTAIN CASH FROM THE COMPANY'S BANK ACCOUNTS IN ISRAEL.

Our operations are conducted in Israel, a foreign country where we maintain our bank. A judgment obtained by a stockholder against the Company in the United States will be difficult and costly, if not impossible, to enforce in Israel. Additionally, there is no guarantee that Israel will not change its laws or policies to reverse policy choices in the past with respect to the enforceability of judgments obtained from courts in the United States in Israel. Accordingly, an investor may lose his entire investment if he or she cannot enforce a judgment from a court in the United States against the Company in Israel.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute "penny stock." Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 50,000,000 shares of "blank check" preferred stock. As of the date of this prospectus, the Company had 8,475,500 shares of common stock outstanding and no shares of preferred stock outstanding. Accordingly, we may issue up to an additional 91,525,000 shares of common stock. The future issuance of common stock and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF CONEX MD, INC.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Conex MD, Inc. from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling stockholders.

                       DETERMINATION OF THE OFFERING PRICE

The selling stockholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

                              SELLING STOCKHOLDERS


The following table sets forth the shares beneficially owned, as of April 5, 2011, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.


Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.


The percentages below are calculated based on 8,475,500 shares of our common stock issued and outstanding as of April 5, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                     Total Number
                                     of Shares to
                                      be Offered                   Percentage of
                                       for the      Total Shares    Shares owned
                      Shares Owned     Security      Owned After     After the
    Name of            Before the      Holder's     the Offering    Offering is
Selling Shareholder     Offering       Account       is Complete     Complete
-------------------     --------       -------       -----------     --------
Eyal Lavy                25,000          25,000           0              0
David Yahalom            31,000          31,000           0              0
Guy Enyel                25,000          25,000           0              0
Michal Engel             25,000          25,000           0              0
Ana Soschin              84,000          84,000           0              0
Avner Livny             250,000         250,000           0              0
Alis Harel              250,000         250,000           0              0
Michael Assor           250,000         250,000           0              0
Orit Mor                 10,000          10,000           0              0
Itzhak Efrat            250,000         250,000           0              0
Keren Asafrana          250,000         250,000           0              0
Pinhas Bitton           100,000         100,000           0              0
Eran Michaeli            50,000          50,000           0              0
Rivka Bitton            100,000         100,000           0              0
Zipora Gur Arie         150,000         150,000           0              0
Keren Vafner             10,000          10,000           0              0
Oron Stern               10,000          10,000           0              0
Avner Reifen             10,000          10,000           0              0
Shalom Koren            200,000         200,000           0              0
Karlinsky Ehud           10,000          10,000           0              0
Lilach Assor            100,000         100,000           0              0
Eyal Assor              250,000         250,000           0              0
Ron Natenzen            150,000         150,000           0              0
Simona Marvan           250,000         250,000           0              0
Arie Alter               10,000          10,000           0              0
Shlomit Ishay            10,000          10,000           0              0
Eli Sade                100,000         100,000           0              0
Ifat Linor               10,000          10,000
Eyal Linor               10,000          10,000           0              0
Ilana Shohat            100,000         100,000           0              0
Ofer Hovav               13,000          13,000           0              0
Yakov Alon               98,750          98,750           0              0
Yoel Katzir              10,000          10,000           0              0
Meir Shalom              98,750          98,750           0              0
Ana Levie                25,000          25,000           0              0
Yaffa Engel              50,000          50,000           0              0
                      ---------       ---------    --------       --------
Total                 3,475,500       3,475,500           0              0
                      =========       =========    ========       ========

None of the selling stockholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

GENERAL


There is no established public trading market for our common stock. Our authorized capital stock consists of 100,000,000 shares of common stock, with $0.0001 par value per share, and 50,000,000 shares of "blank check" preferred stock, with $0.0001 par value per share. As of April 5, 2011, there were 8,475,500 shares of our common stock issued and outstanding that were held by 38 registered stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a majority of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                              PLAN OF DISTRIBUTION


As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. The selling stockholders will be offering our shares of common stock at a fixed price of $0.03 per common share.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, pursuant to a valid exemption from registration, or by meeting the conditions of Rule 144(i).

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     *    privately negotiated transactions;
     * market sales (both long and short to the extent permitted under the federal securities laws);
     * at the market to or through market makers or into an existing market for the shares;
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
     *    a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.03. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.


The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock is an "underwriter" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. he shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock,
(i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling stockholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

                             DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On December 13, 2007, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business a providing of specialized healthcare staffing to small and medium sized businesses.

Dr. Ely Steinberg has served as our President and Chief Executive Officer, Secretary and Treasurer, from December 13, 2007, until the current date. Our board of directors is comprised of two persons: Dr. Ely Steinberg and Dr. Jacob Bar-Ilan.

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

Pursuant to stock a Subscription Agreement dated December 13, 2007, we offered and sold 2,500,000 shares of our common stock to Ely Steinberg our President and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $250. Pursuant to stock a Subscription Agreement dated December 13, 2007, we offered and sold 2,500,000 shares of our common stock to Dr. Jacob Bar-Ilan our Secretary, Treasurer and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $250. Between December 2009 and January 2010, we accepted subscriptions for 3,475,500 shares of our common stock from 36 investors at a purchase price of $0.02 per share, for aggregate proceeds of $69,510.

IN GENERAL

We intend to provide specialized healthcare staffing to small and medium sized medical businesses. We intend to provide healthcare staffing solutions as follows:

     *    Contract
     *    Contract to Hire
     *    Direct Hire
     *    Payrolling

We intend to provide contract (temporary) employees for a number of positions in the organization. Our services are designed to enable medical and health service providers to hire staff on a temporary basis for a particular project or as a replacement for an employee on leave. The use of temporary staff is beneficial as it is economical and saves time. We help clients search for the ideal candidate in the given circumstances as there is a demand for excellence in healthcare recruitment, retention and customer care. Additionally, we manage and evaluate the performances of the employees provided. In addition, we cover all the taxes and contend with all issues of unemployment.

We intend to provide for employees on a contract-to-hire basis. This would enable our clients to assess the capabilities of the employee for a specified period of time and judge whether he is suited to the company. We offer various arrangements that will allow our clients to hire employees at a reduced fee or no fee after a specified period of time.

We intend to provide direct hire services for our clients. By learning the unique dynamics specific to the healthcare industry, we are able to locate candidates whose skills are the perfect professional fit. Our service includes hires in administration, information technology, sales and at the executive level. We work within our clients' budgetary constraints and offer a six month guarantee on most of our placements.

We offer payrolling services for our clients as well. We search for the ideal candidates and place them on our payrolls. In addition, we take full responsibility for Workers' and Unemployment Compensation, government taxes and compliance with applicable laws.

All of our healthcare staffing services are currently available and are offered by us. We have not, however, begun to market our healthcare staffing services. We do not require any additional funds in order to continue offering a providing our healthcare services.

We do not expect to generate revenues until and when we are able to obtain clients from our planned advertising campaign, which is expected to commence in April 2011. Our anticipated costs for the next 12 months are $69,000 of which we paid $9,280 to date. Our management believes that we have sufficient capital to operate our business for the next 12 months. If we are unable, as a minimum to break even within 12 months of the effectiveness of the registration statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of our securities or loans. We have no other financing plans at this time.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

MARKET OPPORTUNITY

The US Department of Labor Statistics has predicted that more than half of American employees will be employed by Professional Employer Organizations
(PEO). http://www.bls.gov/oco/cg/cgs035.htm. The PEO industry generates approximately $51 billion in gross revenues each year. See:
http://www.employhr.com/hr-library/the-peo-industry.

Healthcare staffing represented 14% of the temporary market in 2009, as compared to 11% in 2005. The healthcare industry is expected to generate 3.2 million new wage and salary jobs between 2008 and 2018, largely due to the rapid growth in the aging population. See: http://www.staffingindustry.com/ME2/dirmod.asp?sid=& nm=Corprate+Member+Topics&type=MultiPublishing&mod=PublishingTitles&mid=6EECC0
FE471F4CA995CE2A3E9A8E4207&tier=4&id=2BEC258C20C24FC89258AFD0FD370687.

MARKETING & SALES STRATEGY

We plan to focus our marketing efforts in North America. Our management, and particularly our Secretary and Director, Dr. Jacob Bar-Ilan, will be responsible for executing our marketing plan. We have budgeted $15,000 toward these efforts over the next 12 months. Our target market is small sized and medium sized medical business.

We intend to employ the following techniques to obtain customers:

SEARCH ENGINES: Once we completed the development of our website, we plan to submit it to search engines that robotically index the Web. Such search engines include Google, Yahoo, MSN, AOL Search, and Ask.com. Some of these feed search content to the other main search engines and portal sites.

RECIPROCAL LINKS: We plan to find complementary websites and request a reciprocal link to our website.

INTERNET MARKETING: We plan to conduct Internet marketing such as advertising on professional forums, email campaigns, web advertising, e-newsletters, online public relations and issuing press releases.

COMPETITION

The healthcare staffing and recruitment services industry is highly competitive. Assuming our company grows. we will face competitors that have longer operating histories, larger financial, sales, marketing and technological resources than we do.

Assuming our company grows, some of our competitors could be competitors in the management services, travel nurse, allies and locum tenens staffing sectors, such as AMN Healthcare, Cross Country Healthcare, Maxim Healthcare Services, Medfinders and LocumTenes.com.

AMN Healthcare and Cross Country Healthcare constitute half of the travel nurse market, while Maxim Healthcare and MSN make up approximately 18% of the per diem market.

COMPLIANCE WITH GOVERNMENT REGULATION


We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the operation of temporary healthcare staffing services in any jurisdiction which we would conduct activities. Our business, temporary healthcare staffing, is regulated in most states. For example, in some states, healthcare staffing businesses must be registered to operate and advertise as a nurse-staffing agency or must qualify for an exemption from registration in those states. We are also subject to certain laws and regulations applicable general temporary staffing services in any jurisdiction in which we operate. We must also comply with various laws and regulations relating to pay practices, workers compensation and immigration, if applicable.



We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing sales taxes or increase sales tax rates on temporary healthcare staffing services could result in a decline in the use of the temporary healthcare staffing services, which could harm our business and operating results.

INTELLECTUAL PROPERTY

We have not filed for any protection of our trademark, and we do not have any other intellectual property.

RESEARCH AND DEVELOPMENT

We did not incur any research and development expenses during the period from December 13, 2007 (inception) to year ended December 31, 2010.

EMPLOYEES

We currently have no employees.

                              OUR EXECUTIVE OFFICES

Our executive offices are located at 33 Herzel St., Ra'anana, Israel 43353. This office is approximately 500 square feet in size and is provided to us free of charge by our director and officer, Dr. Jacob Bar-Ilan. As of the date of this prospectus, we had not entered into any lease agreement for the office. We do not plan to recognize any rent expenses for this office.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that: (i) it is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS


As of April 5, 2011, the Company had 8,475,500 shares of our common stock issued and outstanding held by 38 holders of record.


The selling stockholders are offering hereby up to 3,475,500 shares of common stock at fixed price of $0.03 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled "Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them."

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our developmental activities progress.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010 we had $58,579 in cash and current assets, zero current liabilities and a working capital surplus of $58,579. As of December 31, 2010 we had total assets of $58,579.

During the period from December 13, 2007 (inception) to December 31, 2010 we spent $11,432 cash on operating activities and received net cash of $70,010 from financing activities comprised entirely of sales of our equity securities. During the year ended December 31, 2010 we spent net cash of $13,246 on operating activities and received $65,210 of funds from financing activities.

During the period from December 13, 2007 (inception) to December 31, 2010 we experienced a $58,579 net increase in cash. During the year ended December 31, 2010 we experienced a $51,964 net increase in cash compared to $6,115 as at December 31, 2009.

We estimate that our expenses over the next 12 months (beginning February 2011) will be approximately $69,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

                                               Estimated             Estimated
        Description                         Completion Date         Expenses ($)
        -----------                         ---------------         ------------
Legal, accounting and filing fees              12 months               33,503
Printing and miscellaneous                     12 months                  497
Consultants and Salaries                       12 months               11,000(1)
Corporate Website                              12 months                4,000
Marketing and advertising                      12 months               15,000
General and administrative expenses            12 months                5,000
                                                                      -------
TOTAL                                                                 $69,000
                                                                      =======
----------
(1) $9,280 paid to date.

We expect to have sufficient cash to finance our above mentioned expenses. In case our forecast of sufficient cash balance does not materialize, our ability to generate revenues might be affected.

Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We plan to implement the below business actions in the order provided below. If there is any unforeseen shortage of funds, we will prioritize our corporate activities as chronologically laid out below because the activity which needs to be undertaken in the initial months is prerequisite for future operations. We anticipate that the implementation of our business will occur as follows:

JANUARY 2011 TO MARCH 2011
     *    Finalize logo, banner, letterheads, and office documents.
     *    Hire a third-party website developer to design our corporate website.
     *    Design the marketing materials
     *    Identify marketing channels.

We have completed the design of our logo, banner, letterheads and office documents; total cost of approximately $970. We have hired a third-party website developer to design our corporate website at a cost of approximately $3,500, to be completed by the end of March 2011. The website is designed to provide information only about our company and services. Our management is preparing the marketing materials and identifying the marketing channels (direct mailing to small and medium sized businesses and websites to place banners) with consultation with an expert we identified, which will cost approximately $2,000. In parallel, our management is actively marketing our services to their professional contacts on an on-going basis at no cost to us.

APRIL 2011 TO OCTOBER 2011
     *    Advertise our service and brand
     *    Locate potential customers who would be interested in our services
     * Tie up with medical professionals who will be placed in the customers' offices
     *    Gain competitive intelligence.


We plan to advertise our service and brand by using Google Adwords program in order to drive traffic to our own website. We plan to take advantage of the well-established Google Adwords marketing program which places online ads on the search result pages of Internet users. We have budgeted $2,000 for this purpose.


We plan to seek candidates by posting ads on Monster.com's healthcare, a global online employment solution for people seeking jobs and employers who need people. Initially we plan to post three ads at a cost of $1,065.

We identified D&A (http://www.dainfo.com/solutions/competitive-intelligence/) in Israel, to provide us with a competitive intelligence study, at a cost of $2,000.

NOVEMBER 2011 TO DECEMBER 2011
     *    Market our services to large/medium sized care centers and hospital
     *    Keep our initial pricing at a competitive level
     * We estimate the ability to generate revenues starting in the last 2 months of 2011.


Our management will start our marketing efforts by compiling a database of 450 medium-sized care centers and hospitals and the name and contacts of their presidents and chief financial officers. We will print brochures and marketing collateral at a cost of $3,500 and mail out packages to the contacts.

We believe we will generate revenues by the end of 2011; we do not believe these revenues will exceed our cost this year. Our revenues will be impacted by the how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, our ability to attract healthcare professionals and the number of customers we will attract. On average we expect to earn between 10%-20% markup on our cost. For example, given a salary cost of a laboratory technician to us of $3,000 marked up by 15% will generate revenues of $450 per month. We estimate that 5% of our targeted market of 450 medium-sized care centers and hospitals, which equals to 22 medium-sized care centers and hospitals, will engage our services with a least one staff person that generates us at $450 per month, equals to $9,900 per month in the aggregate.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 2010

LACK OF REVENUES

We have limited operational history. From our inception on December 13, 2007 to December 31, 2010 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

EXPENSES

For the period from December 13, 2007 (inception) to December 31, 2010 we incurred expenses of $11,432, consisting of primarily general and administrative expenses.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2010

LACK OF REVENUES

We have limited operational history. We did not generate any revenues during the year ended December 31, 2010. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

EXPENSES


For the period from December 13, 2007 (inception) to December 31, 2010 we incurred expenses of $9,496, of primarily general and administrative expenses consisting of a bonus payment of $4,640 to each of our directors and $216 of bank charges.


During the year ended December 31, 2010 our net loss was $13,246. For the period from December 13, 2007 (inception) to December 31, 2010 our net loss was $11,432.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 2 of the notes to our financial statements for the period from December 13, 2007 (inception) to December 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate estimates and assumptions related to deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

FOREIGN CURRENCY TRANSLATION

Our operations are in the United States and Israel, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC 830, Foreign Currency Translation Matters, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Israeli Shekels. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

            Name (1)           Age           Positions and Offices
            --------           ---           ---------------------
     Dr. Ely Steinberg          57       President and Director
     Dr. Jacob Bar-Ilan         53       Secretary, Treasurer and Director

----------
(1) Unless otherwise noted, the address of each person or entity listed is c/o Conex MD, Inc., 33 Herzel St., Ra'anana, Israel 43353.

The directors named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the discretion of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

DR. ELY STEINBERG, AGE 57

Dr. Ely Steinberg is a co-founder of Conex MD, Inc. with Dr. Jacob Bar-Ilan and has served as our President and a Director since December 13, 2007. Since 1985, Dr. Steinberg has been an Instructor in Orthopaedic Surgery at Tel Aviv University, Israel. 2010, Dr. Steinberg served as Deputy of the Orthopaedic Department, Soyrasky Tel-Aviv Medical Center in Tel Aviv, and from 2008 until 2010, served as Director of that same department. From 2004 until 2008, Dr. Steiberg was a Lecturer at Tel Aviv University, and from 1999 until 2001, he served as Secretary, Postgraduate Course, Orthopaedic Program at Tel Aviv University. From 1975 until 1977, Dr. Steinberg attended the School of Medicine, IMF in Bucharest, Romania, and from 1977 until 1980 he attended Technion, Haifa Medical School of Israel. From 1980 until 1981, Dr. Steinberg completed his residency at Shiba Medical Center of Israel. From 1982 to 1987, Dr. Bar-Ilan attended the Postgraduate School of Medicine of Tel Aviv, receiving a Diploma in Orthopaedics and a Specialization Certificate in 1985. In 1996, Dr. Steinberg completed an AO - Trauma Fellowship at the Hospital of Special Surgery in New York. Dr. Steinberg is a frequent speaker in orthopedics and is the author of numerous publications in his field of practice, co-authoring numerous articles, case reports, papers, abstract and chapters of books. These experiences, qualifications and attributes have led to our conclusion that Dr. Steinberg should be serving as a member of our Board of Directors in light of our business and structure.

DR. JACOB BAR-ILAN, AGE 53

Dr. Jacob Bar-Ilan is a co-founder of Conex MD, Inc. with Dr. Ely Steinberg and has served as our Secretary, Treasurer and a Director since December 13, 2007. Since 2000, Dr. Bar-Ilan has served as manager of Ergent Medical Center in Ramat Hasharon, Israel. From 1995 until 2000, he served as a Senior Orthopaedic Surgeon in the Department of Orthopaedic Traumatology at Ichilov Hospital in Tel Aviv, Israel. Since 2002, Dr. Bar-Ilan has also been the owner and manager of Orthobar Medical Services Ltd., a major seller of synthetic cast and orthopedic accessories in Israel. Since 2007, Dr. Bar-Ilan has also been the owner and manager of Medicbar Ltd., a professional medical consultant and provider of expert witness testimony regarding medical opinions for courts. From 1980 to 1987, Dr. Bar-Ilan attended Technion, Haifa Medical School of Israel and completed his residency at Belison Medical Center and Petach Tikva of Israel. From 1990 to 1995 Dr. Bar-Ilan attended the Postgraduate School of Medicine of Tel Aviv, receiving a Diploma in Orthopaedics and a Specialization Certificate in 1995. These experiences, qualifications and attributes have led to our conclusion that Dr. Bar-Ilan should be serving as a member of our Board of Directors in light of our business and structure.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our directors that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our two officers and directors, Dr. Ely Steinberg and Dr. Jacob Bar-Ilan, are not employees of the Company. Both of Dr. Steinberg and Dr. Bar-Ilan are an independent contractor/consultant to the Company. We currently have no employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such two directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our directors which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and                                                          Non-Equity       Nonqualified
Principal                                   Stock     Option    Incentive Plan      Deferred         All Other
Position       Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
--------       ----  ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Dr. Ely        2010     0          0         0          0             0                0                 0            0
Steinberg (1)  2009     0          0         0          0             0                0                 0            0

Dr. Jacob      2010     0          0         0          0             0                0                 0            0
Bar-Ilan (2)   2009     0          0         0          0             0                0                 0            0


----------
(1) President and Director since December 13, 2007. Bonus of $4,640 paid as a Director in 2010.
(2) Secretary, Treasurer and Director since December 13, 2007. Bonus of $4,640 paid as a Director in 2010.


None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our director serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for development stage companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with either of its two officers and directors, Dr. Ely Steinberg and Dr. Jacob Bar-Ilan.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the year ended December 31, 2010:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Dr. Ely     $4,640(1)       0           0              0                0                 0             0
Steinberg

Dr. Jacob   $4,640(1)       0           0              0                0                 0             0
Bar-Ilan

----------
(1) One-time bonus payment

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table lists, as of April 5, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and
(iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.


The percentages below are calculated based on 8,475,500 shares of our common stock issued and outstanding as of April 5, 2011. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.


                   Name and Address of      Number of Shares         Percent of
Title of Class     Beneficial Owner(1)     Owned Beneficially        Class Owned
--------------     -------------------     ------------------        -----------

Common Stock:     Dr. Ely Steinberg  (2)        2,500,000                29.5%
Common Stock:     Dr. Jacob Bar-Ilan (3)        2,500,000                29.5%
                                                ---------                ----
All executive officers and directors
 as a group                                     5,000,000                59.0%
                                                =========                ====

----------
(1) Unless otherwise noted, the address of each person or entity listed is c/o Conex MD, Inc., 33 Herzel St., Ra'anana, Israel 43353.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to stock a Subscription Agreement dated December 13, 2007, we offered and sold 2,500,000 shares of our common stock to Ely Steinberg our President and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $250.

Pursuant to stock a Subscription Agreement dated December 13, 2007, we offered and sold 2,500,000 shares of our common stock to Dr. Jacob Bar-Ilan our Secretary, Treasurer and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $250.


None of our two officers and directors, Dr. Steinberg and Dr. Bar-Ilan, have a consulting agreement with us.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Weinberg & Baer LLC, is our registered independent public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                                 CONEX MD, INC.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                 F-2

Balance Sheets                                                          F-3

Statements of Operations                                                F-4

Statements of Stockholders' Equity                                      F-5

Statements of Cash Flows                                                F-6

Notes to Financial Statements                                           F-7

                    REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Conex MD, Inc..:

We have audited the accompanying balance sheets of Conex MD, Inc.. (a Nevada corporation in the development stage) as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2010 and 2009, and from inception (December 13, 2007) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conex MD, Inc.. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, and from inception (December 13, 2007) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,


/s/ Weinberg & Baer LLC
----------------------------------
Weinberg & Baer LLC
Baltimore, Maryland
January 9, 2011

                                 CONEX MD, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                                               December 31,       December 31,
                                                                                  2010               2009
                                                                                --------           --------
                                     ASSETS

Current Assets:
  Cash                                                                          $ 58,579           $  6,615
                                                                                --------           --------
      Total current assets                                                        58,579              6,615
                                                                                --------           --------

      Total assets                                                              $ 58,579           $  6,615
                                                                                ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Obligation to Issue Common Stock                                                $     --           $  4,300
                                                                                --------           --------
      Total liabilities                                                               --              4,300
                                                                                --------           --------

Stockholders' Equity:
  Preferred stock, 50,000,000 shares authorized, par value $0.0001,
   no shares issued or outstanding                                                    --
  Common stock, 100,000,000 shares authorized, par value $0.0001,
   8,475,500 and 5,215,000 shares issued and outstanding, respectively               848                500
  Additional paid in capital                                                      69,162                 --
  Retained earnings (deficit) accumulated during the development stage           (11,431)             1,815
                                                                                --------           --------
      Total stockholders' equity                                                  58,579              2,315
                                                                                --------           --------

      Total liabilities and stockholders' equity                                $ 58,579           $  6,615
                                                                                ========           ========


   The accompanying notes are an integral part of these financial statements.

                                 CONEX MD, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                             December 13, 2007
                                      Year ended           Year ended         (Inception) to
                                      December 31,         December 31,         December 31,
                                          2010                 2009                 2010
                                       ----------           ----------           ----------
Revenue                                $       --           $       --           $       --

General and Administrative                  9,496                   --                9,496
                                       ----------           ----------           ----------
Operating loss                                                (9,496)-               (9,496)
                                       ----------           ----------           ----------

Foreign currency gain (loss)               (3,750)               1,815               (1,936)
                                       ----------           ----------           ----------
Income (loss) before income taxes         (13,246)               1,815              (11,432)

Provision for Income Taxes                     --                   --                   --
                                       ----------           ----------           ----------

Net income (loss)                      $  (13,246)          $    1,815           $  (11,432)
                                       ==========           ==========           ==========
Basic and Diluted Income
 (Loss) Per Common Share                        a                    a                    a
                                       ==========           ==========           ==========
Weighted Average Number of
 Common Shares Outstanding              6,742,511            5,000,000            5,153,516
                                       ==========           ==========           ==========


a = less than $.01 per share


   The accompanying notes are an integral part of these financial statements.

                                 CONEX MD, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                       Retained
                                                                                       Earnings
                                                                                       (Deficit)
                                                                                      Accumulated
                                                     Common Stock       Additional     During the        Total
                                                  ------------------      Paid in     Development    Stockholders'
                                                  Shares      Amount      Capital        Stage          Equity
                                                  ------      ------      -------        -----          ------
BALANCES - DECEMBER 13, 2007 (INCEPTION)               --     $   --      $     --     $      --       $     --

Common stock issued  to directors for cash
 on  December 13, 2007 ($0.0001)                5,000,000        500            --            --            500
                                                ---------     ------      --------     ---------       --------
BALANCE DECEMBER 31, 2008                       5,000,000        500            --            --            500

Net income for the year                                --         --            --         1,815          1,815
                                                ---------     ------      --------     ---------       --------
BALANCE DECEMBER 31, 2009                       5,000,000        500            --         1,815          2,315

Common stock issued for cash received
 in 2009 ($0.02)                                  215,000         22         4,278            --          4,300

Common stock issued for cash ($0.02)            3,260,500        326        64,884            --         65,210
Net loss for the year                                  --         --            --       (13,246)       (13,246)
                                                ---------     ------      --------     ---------       --------

BALANCE DECEMBER 31, 2010                       8,475,500     $  848      $ 69,162     $ (11,431)      $ 58,579
                                                =========     ======      ========     =========       ========


   The accompanying notes are an integral part of these financial statements.

                                 CONEX MD, INC.
                          (A Development Stage Company)
                             STATEMENTS OF CASHFLOWS

                                                                                               December 13, 2007
                                                             Year ended         Year ended      (Inception) to
                                                             December 31,       December 31,      December 31,
                                                                2010               2009              2010
                                                              --------           --------          --------
OPERATING ACTIVITIES:
  Net income (loss)                                           $(13,246)          $  1,815          $(11,432)
                                                              --------           --------          --------
      Net cash provided by (used in) operating activities      (13,246)             1,815           (11,432)
                                                              --------           --------          --------
FINANCING ACTIVITIES:
  Proceeds from common stock subscriptions                      65,210              4,300            70,010
                                                              --------           --------          --------
      Cash provided by financing activities                     65,210              4,300            70,010
                                                              --------           --------          --------

Net Increase in Cash                                            51,964              6,115            58,578

Cash, Beginning of Period                                        6,615                500                --
                                                              --------           --------          --------

Cash, End of Period                                           $ 58,579           $  6,615          $ 58,578
                                                              ========           ========          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the period for:
  Interest                                                    $     --           $     --          $     --
                                                              ========           ========          ========
  Income taxes                                                $     --           $     --          $     --
                                                              ========           ========          ========


   The accompanying notes are an integral part of these financial statements.

                                 CONEX MD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2010

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was incorporated under the laws of the state of Nevada on December 13, 2007. The Company has limited operations and is considered a development stage company and has not yet realized any revenues from its planned operations.

Conex MD is a provider of specialized healthcare staffing to small and medium sized businesses. We intend to recruit healthcare professionals on assignments of varied duration and in permanent positions with clients in the United States. Our service includes hires in administration, information technology, sales and at the executive level.

As a development stage enterprise, the Company discloses the retained earnings or deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing our net income available to common shareholders by the number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing our net income
(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. The Company has not issued any potentially dilutive debt or equity securities.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

INCOME TAXES

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES," as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company's business, financial condition or results of operations, but will impact the Company's financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. The adoption of FASB ASC 810-10 did not have an impact on the Company's financial condition, results of operations or cash flows.

NOTE 3. INCOME TAXES

The Company uses the liability method , where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of December 31, 2010, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $11,432 and will expire 20 years from the date the loss was incurred.

As at December 31, 2010, deferred tax assets consisted of the following:


        Net operating losses (estimated tax rate 15%)          $ 1,715
        Less: valuation allowance                               (1,715)
                                                               -------
        Net deferred tax asset                                 $    --
                                                               =======

NOTE 4. STOCKHOLDER'S EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

For stock-based transactions with employees, issuances are accounted for in accordance with ASC 718, where issuances shall be accounted for based on the fair value of the stock issued. Transactions with other than employee's, stock issuance are accounted for in accordance with ASC 505, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

On December 13, 2007, the Company issued 2,500,000 common shares to each of its Directors for cash consideration of $0.0001 per share. The proceeds of $500 were received during the year ended December 31, 2008.

Since inception (December 13, 2007) to the October 31, 2010, the Company accepted subscriptions for 3,475,500 shares of common stock from 36 investors pursuant to a series of private placement transactions which closed on July 1, 2010. The private placements were not subject to any minimum investment, and were priced at $0.02 per share, for aggregate gross proceeds of approximately $69,510. The Company accepted the subscriptions on July 1, 2010.

OBLIGATION TO ISSUE COMMON STOCK

During the year ended December 31, 2009, the Company received proceeds of $4,300 for the sale of common stock that was issued In July 2010. This amount is reflected as an obligation to issue common stock on the accompanying balance sheet as of December 31, 2009 and reclassed to stockholders' equity upon issuance in July 2010.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

During the year ended December 31, 2010, the Company paid two members of its board of directors professional fees totaling $9,280.

On December 13, 2007, the Company issued 2,500,000 common shares to each of its Directors for cash consideration of $0.0001 per share. The proceeds of $500 were received during the year ended December 31, 2008.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (December 13, 2007) to December 31, 2010, of $11,431. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be successful in these efforts.

NOTE 7. ADVERTISING COSTS

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2010.

NOTE 8. CONCENTRATION OF CREDIT RISK

The Company's cash and cash equivalents are invested in a major bank in Israel and are not insured. Management believes that the financial institution that holds the Company's investments is financially sound and accordingly, minimal credit risk exists with respect to these investments.

                            [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS

                                 CONEX MD, INC.

                               3,475,500 SHARES OF
                                  COMMON STOCK
                       TO BE SOLD BY CURRENT STOCKHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus . You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2010 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                THE DATE OF THIS PROSPECTUS IS ____________, 2010

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

                                                         Amount
                        Item                             (US$)
                        ----                          ----------
                SEC Registration Fee                  $    40.35
                Legal fees and expenses                10,000.00
                Accounting fees and expenses            3,500.00
                Printing and marketing costs              100.00
                Miscellaneous                              97.00
                                                      ----------
                TOTAL                                 $13,737.35
                                                      ==========

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have offered and sold the following securities without registration. On December 13, 2007, we offered and sold 2,500,000 shares of our common stock to Ely Steinberg our President and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $250. The offering was made to a non-U.S. persons offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On December 13, 2007, we offered and sold 2,500,000 shares of our common stock to Dr. Jacob Bar-Ilan our Secretary, Treasurer and a Director, at a purchase price of $0.0001 per share, for aggregate proceeds of $250. The offering was made to a non-U.S. persons offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

Between December 2009 and January of 2010, we accepted subscriptions for 3,475,500 shares of our common stock from 36 investors. The shares of common stock were sold at a purchase price of $0.02 per share, for aggregate proceeds of $69,510. The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:


   Exhibit                         Description
   -------                         -----------
     3.1      Articles of Incorporation of Registrant (1)
     3.2      Bylaws of the Registrant (1)
     5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
     23.1     Consent of Law Offices of Thomas E. Puzzo, PLLC (included in
              Exhibit 5.1)
     23.2     Consent of Weinberg & Baer LLC


----------
(1) Incorporated by reference to Form S-1 (File No. 333-171892), filed with the Commission on January 27, 2011.

                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Ra'anana, Israel on the 5th day of April, 2011.


                               CONEX MD, INC.
                                (Registrant)


                               By: /s/ Dr. Ely Steinberg
                                  ----------------------------------------------
                               Name:  Dr. Ely Steinberg
                               Title: President
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Ely Steinberg, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Conex MD, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


      Signature                         Title                        Date
      ---------                         -----                        ----


/s/ Dr. Ely Steinberg           President and Director          April 5, 2011
----------------------------
Dr. Ely Steinberg


/s/ Dr. Jacob Bar-Ilan          Secretary, Treasurer and        April 5, 2011
----------------------------    Director
Dr. Jacob Bar-Ilan

                                  EXHIBIT INDEX


   Exhibit                         Description
   -------                         -----------
     3.1      Articles of Incorporation of Registrant (1)
     3.2      Bylaws of the Registrant (1)
     5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
     23.1     Consent of Law Offices of Thomas E. Puzzo, PLLC (included in
              Exhibit 5.1)
     23.2     Consent of Weinberg & Baer LLC


----------
(1) Incorporated by reference to Form S-1 (File No. 333-171892), filed with the Commission on January 27, 2011.